UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

In October 2020, Renin Canada Corp. and Renin US LLC, each of which is a wholly-owned subsidiary of Renin Holdings, LLC (“Renin”), a wholly-owned subsidiary of BBX Capital, Inc. (“BBX Capital”), entered into a credit agreement (the “TD Bank Credit Facility”) with The Toronto-Dominion Bank (“TD Bank”), which included a term loan and a revolving line of credit. As previously disclosed, the TD Bank Credit Facility was previously amended five times.

On October 5, 2023, the TD Bank Credit Facility was further amended to, among other things, temporarily increase availability under the revolving line of credit from $22.0 million to $24.5 million through November 2023. In connection with the amendment, BBX Capital contributed $1.25 million to Renin, and Renin used such funds to prepay a portion of the outstanding balance on the term loan under the TD Bank Credit Facility. Notwithstanding the amendment and the repayment, Renin is not currently in compliance with certain of the financial covenants under the facility.

The foregoing description of the amendment to the TD Bank Credit Facility is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the amendment to the TD Bank Credit Facility, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibit.

10.1	Sixth Amendment to 2020 TD Bank Credit Facility Agreement, dated October 3, 2023, by and among Renin Canada Corp., Renin US LLC, and Toronto-Dominion Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023
BBX Capital, Inc.

By:	/s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer